EXHIBIT 10.5.2

                                                                  EXECUTION COPY


                     AMENDMENT TO LETTER OF CREDIT AGREEMENT


     This AMENDMENT, dated as of September 30, 2004 (this "Amendment"), to the Letter of Credit Agreement, dated as of July 16, 2003 (as amended, supplemented or otherwise modified from time to time, the "L/C Agreement"), between CALPINE CORPORATION, a Delaware corporation (together with its successors, the "Borrower"), and THE BANK OF NOVA SCOTIA ("Scotia Capital"), as administrative agent (in such capacity, the "Agent").

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, the Borrower and Scotia Capital have heretofore entered into (i) the Amended and Restated Credit Agreement, dated as of July 16, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the various financial institutions as are or may become parties thereto (the "Participating Lenders"), and Scotia Capital, as administrative agent and (ii) the L/C Agreement;

     WHEREAS, on or about September 2, 2004, all outstanding loans under the Credit Agreement were repaid by the Borrower, all commitments thereunder were terminated and all outstanding letters of credit issued by Scotia Capital thereunder (the "Scotia Letters of Credit") and participated in by each Participating Lender thereunder were fully cash collateralized pursuant to the Cash Collateral Agreement, dated as of September 2, 2004 (the "Cash Collateral Agreement"), made by the Borrower in favor of Scotia Capital, in each case, as required under the Credit Agreement, with the proceeds (the "Gas Sale Proceeds") of the sale by the Borrower of certain Designated Assets (as defined in the Credit Agreement), which Designated Assets constituted collateral for the obligations of the Borrower under the Credit Agreement;

     WHEREAS, the Borrower intends to issue $785,000,000 of First Priority Senior Secured Notes due 2014 pursuant to that certain Indenture, dated as of September 30, 2004, between the Borrower and Wilmington Trust Company, as Trustee, and to use a portion of the proceeds thereof (such portion, the "Bond Proceeds Collateral") to cash collateralize the Scotia Letters of Credit as replacement cash collateral for the Gas Sale Proceeds, as set forth in this Amendment;

     WHEREAS, the Borrower and the Agent now desire to amend the L/C Agreement, inter alia, to deem the Scotia Letters of Credit issued pursuant to the L/C Agreement rather than pursuant to the Credit Agreement, as hereinafter provided; and

     WHEREAS, in consideration of Scotia Capital's agreement to such amendment, the termination of the Credit Agreement, its release of the Participating Lenders and the Gas Sale Proceeds and its undertaking of the unilateral obligation (rather than shared with the Participating Lenders) to pay any drafts presented against the Scotia Letters of Credit, the Borrower has agreed to cash collateralize the Scotia Letters of Credit by substituting the Gas Sale Proceeds under the Cash Collateral Agreement with the Bond Proceeds Collateral hereunder and under the L/C Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower and the Agent hereby agree as follows:

     SECTION 1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the L/C Agreement.

     SECTION 2. Amendment of Section 1.1 (Defined Terms). (a) Section 1.1 of the L/C Agreement is hereby amended by inserting the new defined terms in the appropriate alphabetical order:

          "Amendment" means the Amendment to this Agreement, dated as of September 30, 2004, between the Borrower and the Agent.

          "Amendment Effective Date" means the date upon which all conditions precedent set forth in the Amendment shall have been satisfied or waived.

          "Canadian Dollars" and the sign "Cdn$" shall each mean freely transferable lawful money of Canada.

          "Dollar Equivalent Foreign Currency Letter of Credit Outstandings" means, on any date, an amount equal to the sum of (a) the Equivalent Amount of the aggregate Stated Amount of all Foreign Currency Letters of Credit then outstanding and undrawn (as such aggregate Stated Amount shall be adjusted, from time to time, as a result of drawings, the issuance or expiration of Foreign Currency Letters of Credit, or otherwise) plus (b) the Equivalent Amount of the then aggregate amount of all Disbursements in respect of Foreign Currency Letters of Credit that have not yet been reimbursed at such time.

          "Equivalent Amount" means, on any date, and in respect of any amount denominated in a Foreign Currency, the equivalent amount in U.S. Dollars of such amount, determined by the Issuer using the Exchange Rate for the applicable Foreign Currency on such date, or in the case of calculations of amounts of fees payable pursuant to Section 3.2.1, Section 3.2.2 or Section 3.2.3, the Exchange Rate for such Foreign Currency determined from time to time pursuant to Section 4.12.

          "Equivalent Amount Determination Date" is defined in Section 4.12.

          "Exchange Rate" means, on any date, the quoted spot rate offered by the Issuer to exchange U.S. Dollars for Canadian Dollars at the opening of business on such date.

          "Foreign Currency" means Canadian Dollars.

          "Foreign Currency Letter of Credit" means any Letter of Credit denominated in a Foreign Currency.

          "Priority Lien Debt" is defined in the Second Priority Term Loan Agreement, and includes the 2004 Senior Notes.



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

          "Scotia Letters of Credit" is defined in Section 4.11.

          "2004 Senior Note Indenture" means that certain Indenture, dated as of September 30, 2004, between the Borrower and Wilmington Trust Company, as Trustee.

          "2004 Senior Notes" means the $785,000,000 of First Priority Senior Secured Notes due 2014 issued by the Borrower pursuant to the 2004 Senior
     Note Indenture.

       (b) Section 1.1 of the L/C Agreement is further amended by deleting the definitions of "Senior Note Indentures", "Senior Notes" and "2003 Senior Note Indenture" in their entireties and substituting in lieu thereof the following:

          "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of (a) the aggregate Stated Amount at such time of all Letters of Credit (other than Foreign Currency Letters of Credit) then outstanding and undrawn (as such aggregate Stated Amount shall be adjusted, from time to time, as a result of drawings, the issuance or expiration of Letters of Credit, or otherwise), plus (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations (other than with respect to Foreign Currency Letters of Credit), plus (c) an amount equal to the Dollar Equivalent Foreign Currency Letter of Credit Outstandings on such date.

          "Senior Note Indentures" means, collectively, the 7 3/4% Senior Note Indenture, the 7?% Senior Note Indenture, the 7?% Senior Note Indenture, the 8 3/4% Senior Note Indenture, the Shelf Indenture (to the extent relating solely to the Senior Notes), the 10 1/2% Senior Note Indenture, the 2003 Senior Note Indenture, the Second Priority Term Loan Agreement, any other documentation under which the Parity Lien Debt is incurred, the CCEF Indenture, the CCEFII Indenture, the 2004 Senior Note Indenture and any other documentation under which Priority Lien Debt is incurred.

          "Senior Notes" means, collectively, the 7 3/4% Senior Notes, the 7?% Senior Notes, the 7?% Senior Notes, the 8 1/4% Senior Notes, the 8 1/2% Senior Notes, the 8 3/4% Senior Notes, the 8?% Senior Notes, the 10 1/2% Senior Notes, the Convertible Senior Notes, the 2003 Senior Notes, the Second Priority B Loans, the Parity Lien Debt, the CCEF Notes, the CCEFII Notes, the 2004 Senior Notes and any other Priority Lien Debt.

          "2003 Senior Note Indenture" means those certain Indentures, each dated as of July 16, 2003, between the Borrower and Wilmington Trust Company, as Trustee.

     SECTION 3. Amendment of Section 2.1.1 (Lenders Not Permitted or Required to Issue or Participate in Letters of Credit Under Certain Circumstances). Section
2.1.1 of the L/C Agreement is hereby amended by deleting the text thereof in its entirety and substituting in lieu thereof the following text:

          "The Issuer shall not be permitted or required to issue any Letter of Credit prior to the Commitment Termination Date, if, after giving effect thereto, (a) all Letter of Credit Outstandings would exceed the Commitment Amount or (b) all Letter of Credit Outstandings would exceed the amount then on deposit by the Borrower in U.S. Dollars in the Cash Collateral Account."



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

     SECTION 4. Amendment of Section 2.2.2 (Additional Cash Collateral). Section
2.2.2 of the L/C Agreement is hereby amended by deleting the text thereof in its entirety and substituting in lieu thereof the following text:

          "To the extent that at any time the aggregate amount of all Letter of Credit Outstandings exceeds the Commitment Amount in effect at such time or the aggregate amount of all Letter of Credit Outstandings exceeds the amount then on deposit by the Borrower in U.S. Dollars in the Cash Collateral Account, the Borrower must immediately deposit with the Issuer in the Cash Collateral Account additional cash collateral in U.S. Dollars and in immediately available funds in an amount equal to such excess. To the extent that at any time the amount then on deposit by the Borrower in U.S. Dollars in the Cash Collateral Account exceeds the amount of all Letter of Credit Outstandings at such time, the Borrower may request the release of such excess pursuant to Section 10.7. For purposes of this
     Section 2.2.2, on each Wednesday (or the next succeeding Business Day, if any such Wednesday is not a Business Day), the Issuer shall determine the aggregate amount of Dollar Equivalent Foreign Currency Letter of Credit Outstandings on such date."

     SECTION 5. Amendment of Section 3.2.1 (Commitment Fees). Section 3.2.1 of the L/C Agreement is hereby amended by deleting the text thereof in its entirety and substituting in lieu thereof the following text:

          "The Borrower agrees to pay to the Agent for the account of each Lender, for the period (including any portion thereof when its Commitment is suspended by reason of the Borrower's inability to satisfy any condition of Article VI) commencing on the Closing Date and continuing through the Commitment Termination Date, a commitment fee, in U.S. Dollars, at the rate of 0.10% per annum, calculated on such Lender's Percentage of the average daily unused portion of the Commitment Amount, with the Equivalent Amount used in computing Dollar Equivalent Foreign Currency Letter of Credit Outstandings being determined from time to time in accordance with Section
     4.12. Such fee shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing in each case with the first such date following the Closing Date, and on the Commitment Termination Date."

     SECTION 6. Amendment of Section 3.2.2 (Letter of Credit Fee). Section 3.2.2 of the L/C Agreement is hereby amended by deleting the text thereof in its entirety and substituting in lieu thereof the following text:

          "The Borrower agrees to pay to the Agent, for the account of the Lenders, for each Letter of Credit issued for the period from and including the date of the issuance (or deemed issuance, in the case of any Existing Letter of Credit or Scotia Letter of Credit) of such Letter of Credit to (and including) the date upon which (or on the next succeeding Business Day upon which) such Letter of Credit expires or is returned to the Issuer, a fee, in U.S. Dollars, on the average daily Stated Amount of such Letter of Credit (or the Equivalent Amount thereof with respect to any Foreign Currency Letter of Credit, determined from time to time in accordance with
     Section 4.12) calculated at a per annum rate equal to 0.05%. Such fee shall be payable by the Borrower in arrears on each



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

     Quarterly Payment Date, commencing in each case on the first such date after the issuance of such Letter of Credit, and on the date of termination or expiry of the last Letter of Credit outstanding hereunder (for any period then ending for which such fee shall not theretofore have been paid)."

     SECTION 7.  Amendment  of Section  3.2.3  (Letter of Credit  Issuing  Fee).
Section 3.2.3 of the L/C Agreement is hereby amended by deleting the text thereof in its entirety and substituting in lieu thereof the following text:

          "The Borrower agrees to pay to the Agent, for the account of each Issuer, for each Letter of Credit issued by such Issuer for the period from and including the date of the issuance (or deemed issuance, in the case of any Existing Letter of Credit or Scotia Letter of Credit) of such Letter of Credit to (and including) the date upon which (or on the next succeeding Business Day upon which) such Letter of Credit expires or is returned to the Issuer, an issuing fee, in Dollars, on the average daily Stated Amount of such Letter of Credit (or the Equivalent Amount thereof with respect to any Foreign Currency Letter of Credit, determined from time to time in accordance with Section 4.12) at such rates as may be agreed in writing by the Borrower and the Issuers from time to time. Such fee shall be payable by the Borrower in arrears on each Quarterly Payment Date and on the date of termination or expiry of the last Letter of Credit outstanding hereunder for any period then ending for which such fee shall not theretofore have been paid, commencing on the first such date after the issuance of such Letter of Credit."

     SECTION 8. Amendment of Section 4.1 (Issuance Requests). Section 4.1 of the L/C Agreement is hereby amended by deleting the parenthetical phrase "(each, together with the Existing Letters of Credit, a "Letter of Credit")" and substituting in lieu thereof the parenthetical phrase "(each, together with the Existing Letters of Credit and the Scotia Letters of Credit, a "Letter of Credit")".

     SECTION 9. Amendment of Section 4.5 (Disbursements). Section 4.5 of the L/C Agreement is hereby amended by deleting the text thereof in its entirety and substituting in lieu thereof the following text:

          "The Issuer will notify the Borrower promptly of the presentment for payment of any Letter of Credit, together with notice of the date (a
     "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Unless otherwise agreed by the Issuer and the Borrower, drawings under any Letter of Credit issued under Section 4.1 shall be made on sight. Subject to the terms and provisions of such Letter of Credit, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 2:00 p.m., New York time, on the Disbursement Date, the Borrower will reimburse the Issuer in U.S. Dollars for all amounts which it has disbursed under such Letter of Credit; provided that, if such Disbursement is made under a Foreign Currency Letter of Credit, the Issuer shall determine the Equivalent Amount of such Disbursement on the Disbursement Date related thereto and shall notify the Borrower of such Equivalent Amount, and automatically and with no further action required, the Borrower's obligation to reimburse such Disbursement shall be permanently converted on such Disbursement Date into an obligation to reimburse the Equivalent Amount of



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

     such Disbursement. To the extent the Issuer is not reimbursed in full on the date payment is made under a Letter of Credit, the Borrower's Reimbursement Obligation shall accrue interest at the Alternate Base Rate plus the Applicable Margin for two Business Days and thereafter at the Post-Maturity Rate described in Section 3.1.1, payable on demand, until reimbursed in full."

     SECTION 10. Amendment of Section 4.7 (Cash Collateral). Section 4.7 of the L/C Agreement is hereby amended by deleting the text thereof in its entirety and substituting in lieu thereof the following text:

          "At any time when a Reimbursement Obligation or any other Obligation becomes due and payable, the Agent will be entitled to draw amounts from the Cash Collateral Account to satisfy such Reimbursement Obligation or other Obligation."

     SECTION 11. New Section  4.11.  New Section  4.11 is hereby  inserted  into
Article IV of the L/C  Agreement as follows:

          "SECTION 4.11. Scotia Letters of Credit. On the Amendment Effective Date, the letters of credit issued by Scotia Capital under the Amended and Restated Credit Agreement and listed on Schedule 4.11 hereto (the "Scotia Letters of Credit") shall be deemed for all purposes to be Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. For purposes of Section 2.1, the Scotia Letters of Credit shall be deemed to utilize pro rata the Commitment of each Lender."

     SECTION 12. New Section  4.12.  New Section  4.12 is hereby  inserted  into
Article IV of the L/C  Agreement as follows:

          "SECTION 4.12. Determination of Equivalent Amount. For purposes of determining the Equivalent Amount from time to time in connection with calculations of the amounts of fees accrued or payable pursuant to Section 3.2.1, Section 3.2.2 and Section 3.2.3, not later than 12:00 p.m., New York time, on each Quarterly Payment Date and on each other date upon which such fees are to be paid (each, an "Equivalent Amount Determination Date"), the Issuer shall determine the Exchange Rate as of such Equivalent Amount Determination Date with respect to each Foreign Currency in respect of which there are outstanding Foreign Currency Letters of Credit at such time (after giving effect to any Letters of Credit to be issued or Reimbursement Obligations to be repaid on such date). The Exchange Rate so determined shall become effective on such Equivalent Amount Determination Date and shall remain effective until the next succeeding Equivalent Amount Determination Date."

     SECTION 13. New Section  8.1.4.  New Section 8.1.4 is hereby  inserted into
Article VIII of the L/C Agreement as follows:

          "SECTION 8.1.4. Early Termination. Notwithstanding any other provision of this Agreement to the contrary, the Borrower agrees to cause the termination and return to the Issuer of all Letters of Credit by not later than October 31, 2004."



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

     SECTION 14. Amendment of Section 9.1.3 (Non-Performance of Covenants and Obligations). Section 9.1.3 of the L/C Agreement is hereby amended by deleting the text thereof in its entirety and substituting in lieu thereof the following text:

          "Any Obligor shall default in the due performance and observance of any agreement contained herein or in any other Loan Document executed by it (other than as provided in Section 9.1.1 and Section 9.1.9), and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Agent or any Lender (or such longer period as the Required Lenders in their discretion, may agree, provided that such Obligor has commenced such cure within such 30 day period and thereafter diligently pursues such cure to completion)."

     SECTION 15. New Section  9.1.9.  New Section 9.1.9 is hereby  inserted into
Article IX of the L/C Agreement as follows:

          "SECTION 9.1.9. Non-Performance of Early Termination Obligation. The Borrower shall default in the due performance and observance of Section 8.1.4."

     SECTION 16. Amendment of Section 9.2 (Action if Event of Default).  Section
9.2 of the L/C Agreement is hereby amended by deleting the text thereof in its entirety and substituting in lieu thereof the following text:

          "If any Event of Default shall occur for any reason, whether voluntary or involuntary, and be continuing, (a) the Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare that all Commitments (if not theretofore terminated) be terminated, whereupon without further notice, the Commitments shall terminate and the Agent may exercise any and all remedies available under the Loan Documents and applicable law, including withdrawing amounts from the Cash Collateral Account pursuant to Section 4.7, and (b) the fees described in Section
     3.2.2 and Section 3.2.3 shall accrue at the respective rates per annum set forth in such Sections plus 2% and shall be payable on demand."

     SECTION 17. Amendment of Section 10.7 (Collateral Matters). Section 10.7(a)(iii) of the L/C Agreement is hereby amended by deleting the text thereof in its entirety and substituting in lieu thereof the following text:

          "if requested by the Borrower, to the extent the amount then on deposit by the Borrower in U.S. Dollars in the Cash Collateral Account exceeds an amount equal to the sum of the Letter of Credit Outstandings and all other Obligations then outstanding; provided that prior to any release of Collateral pursuant to this Section 10.7(a)(iii), the Borrower shall have paid all fees then due and payable under Section 3.2.1, Section 3.2.2 and Section 3.2.3 as of the most recent Quarterly Payment Date."

     SECTION 18. New Section  11.16.  New Section 11.16 is hereby  inserted into
Article XI of the L/C Agreement as follows:

          "SECTION 11.16. Judgment Currency. The Obligations of the Borrower and any other Obligor in respect of any sum due to the Issuer hereunder, or under or in



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

     respect of any other Loan Document shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum was originally denominated (the "Original Currency"), be discharged only to the extent that on the Business Day following receipt by the Issuer of any sum adjudged to be so due in the Judgment Currency, the Issuer, in accordance with normal banking procedures, purchases the Original Currency with the Judgment Currency. If the amount of Original Currency so purchased is less than the sum originally due to the Issuer, the Borrower agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Issuer against such loss, and if the amount of Original Currency so purchased exceeds the sum originally due to the Issuer, the Issuer agrees to remit any excess to the applicable Obligor. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due under any Loan Document in another currency into U.S. Dollars or Canadian Dollars, as the case may be, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Issuer could purchase such other currency with U.S. Dollars or Canadian Dollars, as the case may be, in New York, at the close of business on the Business Day immediately preceding the day on which final judgment is given, together with any premiums and costs of exchange payable in connection with such purchase."

     SECTION 19. New Schedule 4.11. The L/C Agreement is hereby amended by inserting new Schedule 4.11 therein in the form of Annex A attached to this Amendment.

     SECTION 20. Effectiveness. This Amendment shall become effective upon fulfillment of the following conditions precedent: (a) the Borrower shall have delivered to the Agent a duly executed copy of this Amendment; (b) the Borrower (as Pledgor under the Cash Collateral Agreement) shall have deposited cash constituting Bond Proceeds Collateral in an amount equal to the Stated Amount of the Scotia Letters of Credit ($17,146,466.32) into the Cash Collateral Account;
(c) the Borrower shall have paid all fees under Section 3.3 of the Amended and Restated Credit Agreement which are payable upon the termination of the last Letter of Credit (as defined in the Amended and Restated Credit Agreement) outstanding thereunder, (d) the Agent shall have received such other documents as the Agent shall have reasonably requested; and (e) no Default or Event of Default shall have occurred and be continuing on the date hereof after giving effect to this Amendment.

     SECTION 21. Representations and Warranties. The Borrower hereby represents and warrants that the representations and warranties contained in the L/C Agreement and in each other Loan Document will be, after giving effect to this Amendment, true and correct in all material respects, as if made on and as of the date hereof, except for representations and warranties which speak as of a certain date, which representations and warranties shall be true and correct in all material respect as of such date.

     SECTION 22. Continuing Effect of L/C Agreement. This Amendment shall not constitute an amendment or waiver of any other provision of the L/C Agreement or the Loan Documents not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Agent and/or the Lenders. Except as expressly amended hereby, the provisions of the L/C



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

Agreement and the Loan Documents are and shall remain in full force and effect. All references to the L/C Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the L/C Agreement as amended hereby.

     SECTION 23. Counterparts. This Amendment may be executed in counterparts and all of the said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

     SECTION 24. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     SECTION 25. Expenses. The Borrower agrees to pay or reimburse the Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Amendment, including the reasonable fees and disbursements of counsel to the Agent.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                       CALPINE CORPORATION


                                       By:      /s/ Eric Pryor
                                          --------------------------------------
                                          Name:  Eric Pryor
                                          Title:  Senior Vice President



                                       THE BANK OF NOVA SCOTIA,
                                       as Agent


                                       By:      /s/ Thane A. Rettew
                                          --------------------------------------
                                          Name:  Thane A. Rettew
                                          Title:  Director



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